Exhibit 1

Westpac Banking Corporation ABN 33 007 457 141
Group Secretariat Level 25, 60 Martin Place GPO Box 1 (IBN 7MP) SYDNEY NSW 2000 Telephone: (612) 8253 0390 Facsimile: (612) 9226 1888

2 June 2006

Company Announcements Platform

Australian Stock Exchange Limited

20 Bridge Street

SYDNEY   NSW   2000

Dear Sir / Madam

Appendix 3Y — Securities Transactions by David Morgan

David Morgan, the Chief Executive Officer of Westpac, has exercised options to purchase 677,886 Westpac shares. To assist in funding the exercise of options and reduce debt on earlier Westpac share purchases, Dr Morgan intends to sell 650,000 of his existing Westpac shareholding.

After completion of the options exercise and sale of shares, Dr Morgan will hold 1,955,466 Westpac shares. This will represent a net increase of 27,886 Westpac shares and will be well in excess of the minimum shareholding requirements under Westpac’s policy for the Chief Executive Officer of around 390,000 shares.

The attached Appendix 3Y covers the exercise of options. A separate announcement will be made following the sale of shares.

Yours faithfully

Anna O’Connell

Head of Group Secretariat

Appendix 3Y - Listing Rule 3.19A.2
Change of Director’s Interest Notice

Date	2 June 2006
Name of entity	Westpac Banking Corporation (“Westpac”)
ABN	33 007 457 141

We (the entity) give ASX the following information under listing rule 3.19A.2 and as agent for the director for the purposes of section 205G of the Corporations Act.

Name of Director	Dr David Raymond Morgan
Date of last notice	12 May 2006

Part 1  —  Change of director’s relevant interests in securities

Direct Interests

Direct or indirect interest	Direct	Direct	Direct
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.	—	—	—
Date of change	30 May 2006	30 May 2006	—
No. of securities held prior to change	1,927,580	2,816,886	654,000
Class	Fully paid ordinary shares	Options to acquire fully paid ordinary shares	Rights to acquire fully paid ordinary shares
Number acquired	677,886	—	—
Number disposed of	—	677,886	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	$13.87 per share	—	—
No. of securities held after change	2,605,466	2,139,000	654,000 (no change)
Nature of change Eg on-market trade, off-market trade, exercise of options, issue of securities under DRP, participation in buy-back.	Exercise of options	Exercise of options	—

Indirect Interests

Direct or indirect interest	Indirect	Indirect	Indirect	Indirect	Indirect	Indirect
Nature of indirect interest (including registered holder) Note: Provide details of the circumstances giving rise to the relevant interest.
Date of change	—	—	—	—	—	—
No. of securities held prior to change	1,463,413.07	1,894,736.84	1,054,603.31	41,214	10,000	1,256,114
Class	Units in BT Global Return Fund	Units in BT Wholesale Asian Share Fund	Units in BT Wholesale Smaller Companies Fund	Shares in Australian Infrastructure Fund, ASX Code AIX	Units in BT Wholesale Smaller Companies Fund	Units in BT Wholesale Global Property Securities Fund
Number acquired	—	—	—	—	—	—
Number disposed	—	—	—	—	—	—
Value / Consideration Note: If consideration is non-cash, provide details and estimated valuation.	—	—	—	—	—	—
No. of securities held after change	1,463,413.07 (No change)	1,894,736.84 (No change)	1,054,603.31 (No change)	41,214 (No change)	10,000 (No change)	1,256,114 (No change)
Nature of change Eg on-market trade, off-market trade, exercise of options, issue of securities under DRP, participation in buy-back.	—	—	—	—	—	—

Part 2  —  Change of director’s interests in contracts

Detail of contract	—

Nature of interest	—

Name of registered holder (if issued securities)	—

Date of change	—

No. and class of securities to which interest related prior to change Note: Details are only required for a contract in relation to which the interest has changed.	—

Interest acquired	—

Interest disposed	—

Value / Consideration Note: If consideration is non-cash, provide details and an estimated valuation.	—

Interest after change	—